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                                                              Exhibit 5(b) and 8


                            LeBoeuf, Lamb, Greene &
                                MacRae, L.L.P.
                              125 W. 55th Street
                              New York, NY 10019



                                                      March 13, 1998



IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho  83702

Ladies and Gentlemen:

          We have acted as counsel to IDACORP, Inc., an Idaho corporation (the "Company"), in connection with the proposed formation of a holding company structure for Idaho Power Company, an Idaho corporation ("Idaho Power"), through a statutory share exchange (the "Share Exchange") between Idaho Power and the Company, pursuant to an Agreement and Plan of Exchange (the "Exchange Agreement").

          This opinion is being rendered in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 38,500,000 shares of common stock, without par value, of the Company (the "Company Common Stock") to be issued in the Share Exchange.

          For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Exchange Agreement; (ii) the Registration Statement; (iii) the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof and as to be amended immediately prior to consummation of the Share Exchange; (iv) resolutions adopted by the Board of Directors of the Company relating to the Share Exchange and the issuance and delivery of the Company Common Stock in connection therewith; and (v) such other documents, certificates and other records as we have deemed necessary or appropriate.

          Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

          (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho; and

          (2) The Company Common Stock will be validly issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act; (ii) the Company's Board of Directors shall have taken appropriate action to authorize the



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IDACORP, Inc.
March 13, 1998
Page Two

               issuance of the Company Common Stock; (iii) Idaho Power shareholders shall have approved the Share Exchange; (iv) Idaho Power shall have received all necessary regulatory approvals required to consummate the Share Exchange; and (v) the Share Exchange shall have been consummated in accordance with the terms of the Exchange Agreement and the laws of the State of Idaho.

          We are further of the opinion that the statements contained in the Proxy Statement and Prospectus constituting part of the Registration Statement under the caption "Proposal No. 2 - HOLDING COMPANY PROPOSAL - United States Federal Income Tax Consequences" describing certain Federal income tax consequences to holders of Idaho Power common stock, as qualified therein, constitute an accurate description, in general terms, of the indicated Federal income tax consequences of the Share Exchange.

          We express no opinion as to matters of law other than the Federal law of the United States. To the extent the opinions expressed above are dependent upon matters governed by the law of the State of Idaho, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Robert
W. Stahman, Esq.

          We hereby consent to the filing of this opinion as Exhibit 5(b) and 8 to the Registration Statement and to the references to our firm under the captions "Proposal No. 2 - HOLDING COMPANY PROPOSAL - United States Federal Income Tax Consequences" and "LEGAL OPINIONS" in said Registration Statement and the Proxy Statement and Prospectus constituting a part thereof.

                                     Very truly yours,

                                     /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

                                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.